UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.

103 JFK Parkway, Short Hills, New Jersey		07078
(Address of principal executive offices)		(Zip Code)

(973) 921-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	1
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits	1

SIGNATURES
EX-1.1: Underwriting Agreement
EX-4.1: Form of 2.875% Senior Notes due 2015
EX-5.1: Opinion of Shearman & Sterling LLP, as to the legality of the Notes
EX-12.1: Computation of Ratio of Earnings to Fixed Charges
EX-23.1: Consent of Shearman & Sterling LLP (included in exhibit 5.1)

PURPOSE OF FILING

The purpose of this filing is to report to you that we have entered into an agreement relating to our sale of $300 million in 2.875% Senior Notes due 2015.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 17, 2010 The Dun & Bradstreet Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. and J.P. Morgan Securities LLC (the “Underwriters”) relating to its sale to the Underwriters of $300 million aggregate principal amount of its 2.875% Senior Notes due 2015 (the “Notes”). The Underwriting Agreement is attached hereto as Exhibit 1.1. The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (Registration No. 333-149799) (the “Registration Statement”) previously filed with the Securities and Exchange Commission.

The closing of the sale of the Notes is expected to occur on November 24, 2010. The aggregate net proceeds received by the Company from the sale of the Notes will be approximately $296.5 million, after deducting the underwriting discount and offering expenses. The Company will use the aggregate net proceeds and cash on hand to redeem, on December 19, 2010, all of the outstanding $300 million aggregate principal amount of its 5.50% Senior Notes due in March 2011. The Notes will be the Company’s unsecured and unsubordinated obligations and will rank equally with all of its current and future unsecured and unsubordinated indebtedness, including any borrowings under its senior credit facilities, and senior to all of its future subordinated debt. The Indenture (defined below) does not prohibit the incurrence of indebtedness by the Company or its subsidiaries.

The Notes will be issued pursuant to an Indenture (the “Indenture”), dated as of March 14, 2006, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee. The Notes will mature on November 15, 2015. Interest on the Notes is payable semi-annually on May l5 and November 15 of each year, commencing on May 15, 2011. Each interest payment will be made to the persons who are registered holders of the Notes on the immediately preceding May 1 and November 1, respectively.

The foregoing description of the terms of the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture, dated as of March 14, 2006, between The Dun & Bradstreet Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated March 14, 2006, and the Form of 2.875% Senior Notes due 2015 attached as Exhibit 4.1 hereto.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The following exhibits are being filed herewith and incorporated by reference in the Registration Statement:

Exhibit No.	Exhibits

1.1	Underwriting Agreement, dated as of November 17, 2010, among The Dun & Bradstreet Corporation, Barclays Capital Inc. and J.P. Morgan Securities LLC

4.1	Form of 2.875% Senior Notes due 2015

5.1	Opinion of Shearman & Sterling LLP, as to the legality of the Notes

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Shearman & Sterling LLP (included in exhibit 5.1)

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/S/ RICHARD S. MATTESSICH
Name:	Richard S. Mattessich, Esq.
Title:	Vice President, Associate General Counsel & Assistant Corporate Secretary

DATE: November 23, 2010

Exhibit No.	Exhibits

1.1	Underwriting Agreement, dated as of November 17, 2010, among The Dun & Bradstreet Corporation, Barclays Capital Inc. and J.P. Morgan Securities LLC

4.1	Form of 2.875% Senior Notes due 2015

5.1	Opinion of Shearman & Sterling LLP, as to the legality of the Notes

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Shearman & Sterling LLP (included in exhibit 5.1)